As filed with the Securities and Exchange Commission on June 29, 2006
Registration No. 333-______________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SPHERION CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	36-3536544
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309-3799
(954) 308-7600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Spherion Corporation 2006 Stock Incentive Plan
(Full Title of the Plans)
Lisa G. Iglesias, ESQ.
SENIOR VICE PRESIDENT, GENERAL COUNSEL, AND SECRETARY
2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309-3799
(954) 308-7600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of	Amount to	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	be Registered (1)	Share	Price (2)	Registration Fee
Common Stock, par value $.01 per share	5,050,000 shares	$8.04 (2)	$40,602,000	$4,344.41

(1)	Includes 50,000 shares underlying awards that may be forfeited, cancelled or otherwise expire without delivery of shares under the Spherion Corporation 2006 Stock Incentive Plan (the “Plan”) and the Interim Services, Inc. 2000 Stock Incentive Plan and will be available for re-grant in the Spherion Corporation 2006 Stock Incentive Plan.
(2)	Calculated pursuant to Rule 457 (h) and Rule 457 (c) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of high and low sales prices per share of the Registrant’s Common Stock reported on the New York Stock Exchange on June 22, 2006.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act and the Note to Part I of Form S-8. This information will be sent or given to all persons who participate in the Plan as specified by Rule 428(b)(1) of the Securities Act. This information and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
(Not Required in Prospectus)
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Company with the Commission are incorporated herein by reference, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K:
(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006.

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 2, 2006.

(3)	The Registrant’s description of its Common Stock contained in its Registration Statement on Form S-1 (Registration No. 33-71338), effective January 27, 1994, the Registration Statement on Form 8-A (Commission File No. 0-23198), effective January 24, 1994, and any amendment or report filed for the purpose of updating such description

(4)	The Company’s Current Reports on Form 8-K filed with the Commission on January 5, February 1, February 9, May 3, May 9, and May 18, 2006.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.

Item 6. Indemnification of Directors and Officers.
The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney’s fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145. The Registrant maintains insurance from commercial carriers against certain liabilities that may be incurred by its directors and officers.
The Registrant’s Restated Bylaws (the “Bylaws”) provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Registrant), by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, limited liability company or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Registrant to the full extent then permitted by law against expenses (including attorneys’ fees and expenses), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement incurred by that person in connection with such action, suit or proceeding. Such right of indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs and personal representatives of such person.
The Registrant has entered into indemnification agreements with each of its independent directors. The indemnification agreements provide a contractual right to indemnification generally in accordance with Section 145 and the Bylaws and set forth procedures for seeking indemnification and advancement of expenses and include the right of such persons to be paid in advance by the Registrant for their expenses to the fullest extent permitted by the laws of the State of Delaware.
The Registrant may purchase and maintain insurance on behalf of any person in such person’s official capacity against any liability asserted against and incurred by such person in or arising from that capacity, regardless of whether the Registrant would otherwise be required to indemnify the person against the liability.

Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The exhibits filed as part of this Registration Statement are as follows:

EXHIBIT
NUMBER	DESCRIPTION

4.2	Spherion Corporation 2006 Stock Incentive Plan.

5.1	Opinion of Akerman Senterfitt LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Akerman Senterfitt LLP (included in opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page hereto).
Item 9. Undertakings.
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Spherion Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on June 29, 2006.

SPHERION CORPORATION
By:	/s/ Roy G. Krause
Roy G. Krause
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoint Roy G. Krause and Mark W. Smith, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and any related Rule 462(b) registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Roy G. Krause Roy G. Krause	President and Chief Executive Officer (principal executive officer)	June 29, 2006

/s/ Mark W. Smith Mark W. Smith	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	June 29, 2006

/s/ Steven S. Elbaum Steven S. Elbaum	Chairman and Director	June 29, 2006

/s/ William F. Evans William F. Evans	Director	June 29, 2006

/s/ James J. Forese James J. Forese	Director	June 29, 2006

/s/ J. Ian Morrison J. Ian Morrison	Director	June 29, 2006

/s/ David R. Parker David R. Parker	Director	June 29, 2006

/s/ M. Anne Szostak M. Anne Szostak	Director	June 29, 2006

/s/ A. Michael Victory A. Michael Victory	Director	June 29, 2006

EXHIBIT INDEX

EXHIBIT NUMBER		DESCRIPTION

4.2	—	Spherion Corporation 2006 Stock Incentive Plan

5.1	—	Opinion of Akerman Senterfitt

23.1	—	Consent of Deloitte & Touche LLP

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